EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ford Motor Credit Company LLC’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
May 8, 2009